Exhibit (e)(2)(xvi)

Schedules A and B to

Amended and Restated Distribution Contract

Amended as of February 17, 2026

Schedule A

ASHMORE FUNDS

Separate Series

Fund Name

Ashmore Emerging Markets Corporate Income Fund

Ashmore Emerging Markets Local Currency Bond Fund

Ashmore Emerging Markets Short Duration Fund

Ashmore Emerging Markets Total Return Fund

Ashmore Emerging Markets Equity Fund

Ashmore Emerging Markets Equity SMA Completion Fund (Series I)1

Ashmore Emerging Markets Frontier Equity Fund

Ashmore Emerging Markets Active Equity Fund

Ashmore Emerging Markets Equity ESG Fund

Ashmore Emerging Markets Debt Fund

Ashmore Emerging Markets Equity ex China Fund

Dated as of: February 17, 2026

Schedule B

ASHMORE FUNDS

Share Classes

All Funds (except Ashmore Emerging Markets Equity SMA Completion Fund)

Institutional Class

Class A

Class C

Dated as of: February 17, 2026

[signature page follows]

[1]	Formerly Ashmore Emerging Markets Small-Cap Equity Fund

[Schedules A and B to Distribution Contract]

IN WITNESS WHEREOF, ASHMORE FUNDS and ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION have each caused these amended Schedules A and B to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:	Matthew Butryman
Title:	Authorized Signatory

ASHMORE INVESTMENT MANAGEMENT (US) CORPORATION

By:
Name:	George Grunebaum
Title:	Chief Executive Officer

Date: February 17, 2026